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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


          RESEARCHERS FROM GENOME THERAPEUTICS AND CREIGHTON UNIVERSITY
                     IDENTIFY GENE LINKED TO HIGH BONE MASS

  - Data presented at annual meetings of the American Society of Human Genetics and the American Society for Bone and Mineral Research -

WALTHAM, MASS., OCTOBER 15, 2001 - Building on a proven program of gene discovery, scientists at Genome Therapeutics (Nasdaq: GENE) and Creighton University discovered a novel gene responsible for high bone density. Osteoporosis, an increasingly prevalent human disease, is characterized by low bone density and structural deterioration of bone tissue. Researchers described the identification of the protein responsible for above average bone mineral density in presentations this weekend at the annual meetings of the American Society of Human Genetics (ASHG) and the American Society for Bone and Mineral Research (ASBMR). This gene discovery is the foundation of a multi-year alliance between Genome Therapeutics and Wyeth-Ayerst for genomics-based osteoporosis drug discovery and is expected to be a promising research pathway to novel products for the prevention or treatment of osteoporosis.

Using members of a large extended family, some of whom displayed the high bone mass (HBM) trait, scientists at Creighton and Genome Therapeutics were able to identify a single amino acid change in a protein receptor responsible for above average bone mineral density. Genome Therapeutics used DNA sequencing to identify polymorphisms (specific DNA base pair changes) in the HBM candidate genes. Researchers then determined which of these polymorphisms accompanied the HBM trait. One specific variation was found exclusively in affected individuals from the extended HBM family, but not in the general population.

"Our ability to move from identifying individuals with high bone mass to isolating the genetic change responsible for this trait is a testament to the utility of positional cloning in the quest to understand human diseases," said Robert R. Recker, M.D., Director of the Creighton Osteoporosis Research Center. "The combination of Creighton's expertise in hereditary analysis, led by Dr. Mark Johnson, and Genome Therapeutics' command of gene identification technologies enabled the discovery of this novel gene. At Creighton, we were also fortunate to recognize and recruit this family with high bone mass, and we depend on their goodwill and enthusiasm for the success of the process."

Genome Therapeutics and Creighton have jointly collaborated since 1997, providing access for the company to the high bone mass families and to Creighton's top bone researchers. The university, in turn, benefits from Genome Therapeutics' expertise in positional cloning and human genetics. For the HBM project, Creighton conducted the pedigree analysis and chromosomal mapping that led the research team to the HBM region. Scientists at Genome Therapeutics further narrowed the chromosomal map, found multiple candidate genes and identified the specific HBM gene. Mark Johnson, Ph.D., of the Creighton University School of Medicine, presented data at this year's ASBMR meeting.

"Today's announcement and the asthma gene discovery earlier this year underscore the success of our expansive gene discovery program," said Steven M. Rauscher, CEO and President of Genome Therapeutics. "Our human genetics drug discovery platform is comprehensive, incorporating population recruitment, phenotype characterization, statistical genetics and

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pathway analysis to foster solutions for complex human disorders. Further, our ability to identify genes with a high degree of relevance for major diseases like asthma and osteoporosis highlights the continuing growth of our biopharmaceutical program in human genetics research."

The findings from all collaborators are planned for publication at a later date.

BACKGROUND ON BONE MASS AND OSTEOPOROSIS

Osteoporosis, an increasingly prevalent disease, is characterized by low bone mass, structural deterioration of bone tissue and an increased susceptibility to fractures. If not treated, the disease advances and the hip and spine becoming increasingly vulnerable. According to the National Institutes of Health, osteoporosis is a complex disease that affects over 10 million people in the United States at a direct cost of $14 billion. It can result in 1.5 million fractures every year. One out of two women and one in eight men over 50 years old will have an osteoporosis-related fracture in their lifetime.

Current osteoporosis therapies work by slowing the resorption of bone in an attempt to stop or delay the progression of the disease. The discovery of the high bone mass gene reveals an alternative pathway to treatment and creates the opportunity to identify ways to promote an increase in bone mass.

BACKGROUND ON THE GENOME THERAPEUTICS / WYETH-AYERST ALLIANCE

Genome Therapeutics and Wyeth-Ayerst, the pharmaceutical division of American Home Products (NYSE: AHP), entered into a research alliance in December 1999 to discover new therapeutics for the prevention and treatment of osteoporosis. The agreement included an up-front license fee, funding for a multi-year research program, milestone payments and future royalties on sales of products developed as a result of this collaboration. Genome Therapeutics received a milestone payment in June 2001 for its work related to the discovery of the high bone mass gene. If the research and development goals of the alliance are met, total payments to Genome Therapeutics could exceed $118 million, excluding royalties.

ABOUT CREIGHTON UNIVERSITY

Creighton University is an independent, Catholic, comprehensive university operated by the Jesuits, who have a 500 year tradition of excellence in education. Creighton has been ranked at or near the top of Midwestern universities in the U.S. News & World Report magazine's America's Best Colleges edition for more than a decade. Creighton enrolls more than 6,200 students of diverse faiths and races from across the United States and 65 countries. The student body is taught by 700 full-time faculty members in the Colleges of Arts & Sciences, Business Administration, the Graduate School, University College; and Schools of Dentistry, Law, Medicine, Nursing, Pharmacy and Allied Health Professions, and Summer Sessions. The University is located in Omaha, Nebraska (pop. 800,000 metro area) on a 92-acre campus adjacent to the downtown business district.

ABOUT GENOME THERAPEUTICS

Genome Therapeutics (www.genomecorp.com) is focused on the commercialization of genomics-based pharmaceutical and diagnostic products. The Company's genomics services business includes custom contract sequencing and the PathoGenome(TM) Database. The Company's biopharmaceutical business focuses on the development of novel therapeutics and diagnostics to solve major medical needs and includes six alliances with pharmaceutical companies including Schering-Plough, AstraZeneca, Wyeth-Ayerst and bioMerieux, to develop

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genomics-based products and a joint venture with ArQule. Genome Therapeutics'
product candidate, Ramoplanin, is in Phase III clinical trials for the prevention of bloodstream infections caused by vancomycin-resistant enterococci
(VRE).


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EXHIBIT 99 OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
AUGUST 31, 2000 AND FROM TIME TO TIME IN THE COMPANY'S OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



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